                                                                    Exhibit 2.14


                                CERTIFICATE OF MERGER

                                         OF

                                 AURORA FOODS INC.
                              (A MARYLAND CORPORATION)

                                   WITH AND INTO

                                    A FOODS INC.
                              (A DELAWARE CORPORATION)

                                    * * * * * *

     The undersigned corporation does hereby certify that:

     FIRST: The constituent corporations to the merger (the "MERGER") are Aurora Foods Inc., a Maryland corporation, and A Foods Inc., a Delaware corporation.

     SECOND: An Agreement of Merger (the "MERGER AGREEMENT") was approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation is A Foods Inc., a Delaware corporation.

     FOURTH: The Certificate of Incorporation of A Foods Inc., as the surviving corporation of the Merger, is amended to change the name of the corporation to "Aurora Foods Inc." and, as so amended, the Certificate of Incorporation of A Foods Inc. is the Certificate of Incorporation of the Surviving Corporation.

     FIFTH: The executed Merger Agreement is on file at the office of the surviving corporation at 456 Montgomery Street, Suite 2200, San Francisco, California 94104.

     SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation on request and without cost, to any stockholder of either of the constituent corporations.

     SEVENTH: The authorized capital stock of Aurora Foods Inc., a Maryland corporation, consists of 100,000 shares, $1.00 par value per shares, all of one class. The aggregate par value of all authorized shares having a par value is $100,000.00.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 23 day of June, 1998.

                                   A FOODS INC.



                                   By  /s/ RAY CHUNG
                                      --------------------------------
                                      Name:  Ray Chung
                                      Title:  Executive Vice President



















                                         -2-